FOR IMMEDIATE RELEASE

Qorvo® Announces Fiscal 2019 Fourth Quarter Financial Results

GREENSBORO, NC — May 7, 2019 — Qorvo® (Nasdaq:QRVO), a leading provider of innovative RF solutions that connect the world, today announced financial results for the Company’s fiscal 2019 fourth quarter, ended March 30, 2019. On a GAAP basis, revenue for Qorvo’s fiscal 2019 fourth quarter was $681 million, gross margin was 39.2%, operating income was $64 million and diluted earnings per share was $0.50. On a non-GAAP basis, revenue for Qorvo’s fiscal 2019 fourth quarter was $681 million, gross margin was 48.2%, operating income was $167 million and diluted earnings per share was $1.22.

Bob Bruggeworth, president and chief executive officer of Qorvo, said, “Qorvo executed well in the March quarter, and we are poised to benefit from multiple long-term growth trends, including 5G, IoT, and the proliferation of GaN. On May 6, Qorvo completed the acquisition of Active-Semi International. We’re pleased to welcome the Active-Semi team to Qorvo, and we’re excited to expand our product offerings and extend our reach into new high-growth power management markets.”

Strategic Highlights

•	Acquired Active-Semi International, entering rapidly growing $3B power management market

•	Achieved IDP revenue of $238 million, led by strength in 5G base station deployments, including massive MIMO

•	Awarded entire RF front end section, including BAW filtering, for meshed Wi-Fi access points by leading manufacturer of Wi-Fi home networking systems

•	Secured multi-year design win to supply GaAs and GaN components to Lockheed Martin for U.S. Department of Defense ground-based radar program

•	Increased support of 5G massive MIMO infrastructure deployments and secured new design wins across all anticipated sub-6 GHz 5G frequency bands

•	Supplied production volumes of highly integrated mid-/high-band PADs to the world’s top-six smartphone OEMs and received orders for next-generation 5G-enabled variants

•	Introduced industry’s first stand-alone ET PMIC capable of modulating the power supply at 100 MHz for 5G New Radio (NR) operation

•	Delivered record shipments of BAW-based band 1/3 quadplexers and achieved first design wins for highly integrated BAW-based hexaplexers, enabling higher orders of carrier aggregation

•	Sampled BAW-based 5G antennaplexer solutions allowing customers to utilize current antenna architectures for 5G devices

•	Experienced robust revenue growth for tuners and envelope trackers (ET) in support of some of the world’s most popular wearable devices

Financial Commentary and Outlook

Mark Murphy, chief financial officer of Qorvo, said, “We ended our fiscal year 2019 strongly with March quarter revenue, gross margin and earnings per share well above our initial expectations.  We forecast an even stronger start to fiscal year 2020 and currently project growth in revenue, earnings and free cash flow for full-year fiscal 2020.”

Qorvo currently believes the demand environment in its end markets supports the following non-GAAP expectations for the June 2019 quarter:

•	Quarterly revenue in the range of $780 million to $800 million

•	Gross margin between 45% and 45.5%

•	Diluted earnings per share of $1.30 at the midpoint of guidance

Qorvo’s actual quarterly results may differ from these expectations and projections, and such differences may be material.

Selected Financial Information

The following tables set forth selected GAAP and non-GAAP financial information for Qorvo for the periods indicated. See the more detailed financial information for Qorvo, including reconciliation of GAAP and non-GAAP financial information, attached.

	SELECTED GAAP RESULTS
	(Unaudited)
	(In millions, except for percentages and EPS)
	For the quarter ended March 30, 2019	For the quarter ended December 29, 2018	Change vs. Q3 FY 2019
Revenue	$680.9	$832.3	$(151.4)
Gross profit	$266.6	$338.4	$(71.8)
Gross margin	39.2%	40.7%	-1.5	ppt
Operating expenses	$202.5	$257.2	$(54.7)
Operating income	$64.0	$81.2	$(17.2)
Net income	$61.5	$69.5	$(8.0)
Weighted average diluted shares	124.1	126.8	(2.7)
Diluted EPS	$0.50	$0.55	$(0.05)

	SELECTED NON-GAAP RESULTS[1]
	(Unaudited)
	(In millions, except for percentages and EPS)
	For the quarter ended March 30, 2019	For the quarter ended December 29, 2018	Change vs. Q3 FY 2019
Revenue	$680.9	$832.3	$(151.4)
Gross profit	$328.2	$411.8	$(83.6)
Gross margin	48.2%	49.5%	-1.3	ppt
Operating expenses	$160.8	$150.5	$10.3
Operating income	$167.4	$261.3	$(93.9)
Net income	$150.9	$234.1	$(83.2)
Weighted average diluted shares	124.1	126.8	(2.7)
Diluted EPS	$1.22	$1.85	$(0.63)

	SELECTED GAAP RESULTS
	(Unaudited)
	(In millions, except for percentages and EPS)
	For the quarter ended March 30, 2019	For the quarter ended March 31, 2018	Change vs. Q4 FY 2018
Revenue	$680.9	$665.4	$15.5
Gross profit	$266.6	$252.6	$14.0
Gross margin	39.2%	38.0%	1.2	ppt
Operating expenses	$202.5	$284.4	$(81.9)
Operating income (loss)	$64.0	$(31.8)	$95.8
Net income (loss)	$61.5	$(12.5)	$74.0
Weighted average diluted shares	124.1	126.5	(2.4)
Diluted EPS	$0.50	$(0.10)	$0.60

	SELECTED NON-GAAP RESULTS[1]
	(Unaudited)
	(In millions, except for percentages and EPS)
	For the quarter ended March 30, 2019	For the quarter ended March 31, 2018	Change vs. Q4 FY 2018
Revenue	$680.9	$664.4	$16.5
Gross profit	$328.2	$318.7	$9.5
Gross margin	48.2%	48.0%	0.2	ppt
Operating expenses	$160.8	$155.6	$5.2
Operating income	$167.4	$163.1	$4.3
Net income	$150.9	$138.6	$12.3
Weighted average diluted shares	124.1	130.0	(5.9)
Diluted EPS	$1.22	$1.07	$0.15
1Excludes stock-based compensation, amortization of intangibles, restructuring costs, acquisition and integration related costs, non-cash deferred royalty revenue and equal and offsetting non-cash prepaid royalty amortization, start-up costs, loss (gain) on assets, asset impairment and accelerated depreciation, loss on debt extinguishment, other expense (income) and an adjustment of income taxes.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with United States (U.S.) generally accepted accounting principles (GAAP), this earnings release contains some or all of the following non-GAAP financial measures: (i) non-GAAP revenue, (ii) non-GAAP gross profit and gross margin, (iii) non-GAAP operating income and operating margin, (iv) non-GAAP net income, (v) non-GAAP net income per diluted share, (vi) non-GAAP operating expenses (research and development; selling, general and administrative), (vii) free cash flow, (viii) EBITDA, (ix) non-GAAP return on invested capital (ROIC), and (x) net debt or positive net cash. Each of these non-GAAP financial measures is either adjusted from GAAP results to exclude certain expenses or derived from multiple GAAP measures, which are outlined in the “Reconciliation of GAAP to Non-GAAP Financial Measures” tables, attached, and the "Additional Selected Non-GAAP Financial Measures and Reconciliations” tables, attached.

In managing Qorvo's business on a consolidated basis, management develops an annual operating plan, which is approved by our Board of Directors, using non-GAAP financial measures. In developing and monitoring performance against this plan, management considers the actual or potential impacts on these non-GAAP financial measures from actions taken to reduce costs with the goal of increasing gross margin and operating margin. In addition, management relies upon these non-GAAP financial measures to assess whether research and development efforts are at an appropriate level, and when making decisions about product spending, administrative budgets, and other operating expenses. Also, we believe that non-GAAP financial measures provide useful supplemental information to investors and enable investors to analyze the results of operations in the same way as management. We have chosen to provide this supplemental information to enable investors to perform additional comparisons of our operating results, to assess our liquidity and capital position and to analyze financial performance excluding the effect of expenses unrelated to operations, certain non-cash expenses and stock-based compensation expense, which may obscure trends in Qorvo's underlying performance.

We believe that these non-GAAP financial measures offer an additional view of Qorvo's operations that, when coupled with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of Qorvo's results of operations and the factors and trends affecting Qorvo's business. However, these non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Our rationale for using these non-GAAP financial measures, as well as their impact on the presentation of Qorvo's operations, are outlined below:

Non-GAAP revenue. In prior periods presented, non-GAAP revenue excludes non-cash deferred royalty revenue. We believe that the exclusion of this non-cash adjustment to revenue provides management and investors a more effective means of evaluating our historical performance.

Non-GAAP gross profit and gross margin. Non-GAAP gross profit and gross margin exclude stock-based compensation expense, amortization of intangible assets, non-cash deferred royalty revenue, non-cash prepaid royalty amortization, accelerated depreciation and certain non-cash expenses. We believe that exclusion of these costs in presenting non-GAAP gross profit and gross margin gives management and investors a more effective means of evaluating Qorvo's historical performance and projected costs and the potential for realizing cost efficiencies. We believe that the majority of Qorvo's purchased intangibles are not relevant to analyzing current operations because they generally represent costs incurred by the acquired company to build value prior to acquisition, and thus are effectively part of transaction costs rather than ongoing costs of operating Qorvo's business. In this regard, we note that (i) once the intangibles are fully amortized, the intangibles will not be replaced with cash costs and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time, and (ii) although we set the amortization expense based on useful life of the various assets at the time of the transaction, we cannot influence the timing and amount of the future amortization expense recognition once the lives are established. Similarly, we believe that presentation of non-GAAP gross profit and gross margin and other non-GAAP financial measures that exclude the impact of stock-based compensation expense assists management and investors in evaluating the period-over-period performance of Qorvo's ongoing operations because (i) the expenses are non-cash in nature, and (ii) although the size of the grants is within our control, the amount of expense varies depending on factors such as short-term fluctuations in stock price volatility and prevailing interest rates, which can be unrelated to the operational performance of Qorvo during the period in which the expense is incurred and generally are outside the control of management. Moreover, we believe that the exclusion of stock-based compensation expense in presenting non-GAAP gross profit and gross margin and other non-GAAP financial measures is useful to investors to understand the impact of the expensing of stock-based compensation to Qorvo's gross profit and gross margins and other financial measures in comparison to prior periods. We also believe that the adjustments to profit and margin related to non-cash deferred royalty revenue, non-cash prepaid royalty amortization and certain non-cash expenses do not constitute part of Qorvo's ongoing operations and therefore the exclusion of these items provides management and investors with better visibility into the actual revenue and actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of non-GAAP gross profit and gross margin has economic substance because the excluded expenses do not represent continuing cash expenditures and, as described above, we have little control over the timing and amount of the expenses in question.

Non-GAAP operating income and operating margin. Non-GAAP operating income and operating margin exclude stock-based compensation expense, amortization of intangible assets, restructuring costs, acquisition and integration related costs, loss (gain) on assets, asset impairment and accelerated depreciation, start-up costs and certain non-cash expenses. We believe that presentation of a measure of operating income and operating margin that excludes amortization of intangible assets and stock-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross profit and gross margin. We believe that restructuring costs, acquisition and integration related costs, loss (gain) on assets, asset impairment and accelerated depreciation, start-up costs and certain non-cash expenses do not constitute part of Qorvo's ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of non-GAAP operating income and operating margin has economic substance because the excluded expenses are either unrelated to ongoing operations or do not represent current cash expenditures.

Non-GAAP net income and non-GAAP net income per diluted share. Non-GAAP net income and non-GAAP net income per diluted share exclude the effects of stock-based compensation expense, amortization of intangible assets, restructuring costs, acquisition and integration related costs, loss (gain) on assets, asset impairment and accelerated depreciation, start-up costs, certain non-cash expenses, loss on debt extinguishment, other expense (income) and also reflect an adjustment of income taxes. The income tax adjustment primarily represents the use of research and development tax credit carryforwards, deferred tax expense (benefit) items not affecting taxes payable, adjustments to the one time deemed repatriation of historical foreign earnings enacted as part of the U.S. Tax Cuts and Jobs Act, non-cash expense (benefit) related to uncertain tax positions and other items unrelated to the current fiscal year or that are not indicative of our ongoing business operations. We believe that presentation of measures of net income and net income per diluted share that exclude these items is useful to both management and investors for the reasons described above with respect to non-GAAP gross profit and gross margin and non-GAAP operating income and operating margin. We believe disclosure of non-GAAP net income and non-GAAP net income per diluted share has economic substance because the excluded expenses are either unrelated to ongoing operations or do not represent current cash expenditures.

Non-GAAP research and development and selling, general and administrative expenses. Non-GAAP research and development and selling, general and administrative expenses exclude stock-based compensation expense, amortization of intangible assets, acquisition and integration related costs and certain non-cash expenses. We believe that presentation of measures of these operating expenses that exclude amortization of intangible assets and stock-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross profit and gross margin. We believe that acquisition and integration related costs and certain non-cash expenses do not constitute part of Qorvo's ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of these non-GAAP operating expenses has economic substance because the excluded expenses are either unrelated to ongoing operations or do not represent current cash expenditures.

Free cash flow. Qorvo defines free cash flow as net cash provided by operating activities during the period minus property and equipment expenditures made during the period. We use free cash flow as a supplemental financial measure in our evaluation of liquidity and financial strength. Management believes that this measure is useful as an indicator of our ability to service our debt, meet other payment obligations and make strategic investments. Free cash flow should be considered in addition to, rather than as a substitute for, net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Additionally, our definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our entire statement of cash flows.

EBITDA. Qorvo defines EBITDA as earnings before interest expense and interest income, income tax expense (benefit), depreciation and intangible amortization. Management believes that this measure is useful to evaluate our ongoing operations and as a general indicator of our operating cash flow (in conjunction with a cash flow statement which also includes among other items, changes in working capital and the effect of non-cash charges).

Non-GAAP ROIC. Return on invested capital (ROIC) is a non-GAAP financial measure that management believes provides useful supplemental information for management and the investor by measuring the effectiveness of our operations' use of invested capital to generate profits. We use ROIC to track how much value we are creating for our shareholders. Non-GAAP ROIC is calculated by dividing annualized non-GAAP operating income, net of an adjustment for income taxes (as described above), by average invested capital. Average invested capital is calculated by subtracting the average of the beginning balance and the ending balance of current liabilities (excluding the current portion of long-term debt and other short-term financings) from the average of the beginning balance and the ending balance of net accounts receivable, inventories, other current assets, net property and equipment and a cash amount equal to seven days of quarterly revenue.

Net debt or positive net cash. Net debt or positive net cash is defined as unrestricted cash, cash equivalents and short-term investments minus any borrowings under our credit facility and the principal balance of our senior unsecured notes. Management believes that net debt or positive net cash provides useful information regarding the level of Qorvo's indebtedness by reflecting cash and investments that could be used to repay debt.

Forward-looking non-GAAP measures. Our earnings release contains forward-looking gross margin, income tax rate and diluted earnings per share. We provide these non-GAAP measures to investors on a prospective basis for the same reasons (set forth above) that we provide them to investors on a historical basis. We are unable to provide a reconciliation of the forward-looking non-GAAP financial measures to the most directly comparable forward-looking GAAP financial measures without unreasonable effort due to variability and difficulty in making accurate projections for items that would be required to be included in the GAAP measures, such as stock-based compensation, integration related costs, restructuring costs, asset impairments and the provision for income taxes. We believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

Limitations of non-GAAP financial measures. The primary material limitations associated with the use of non-GAAP financial measures as an analytical tool compared to the most directly comparable GAAP financial measures are these non-GAAP financial measures (i) may not be comparable to similarly titled measures used by other companies in our industry, and (ii) exclude financial information that some may consider important in evaluating our performance, thus limiting their usefulness as a comparative tool. We compensate for these limitations by providing full disclosure of the differences between these non-GAAP financial measures and the corresponding GAAP financial measures, including a reconciliation of the non-GAAP financial measures to the corresponding GAAP financial measures, to enable investors to perform their own analysis of our gross profit and gross margin, operating expenses, operating income, net income, net income per diluted share and net cash provided by operating activities. We further compensate for the limitations of our use of non-GAAP financial measures by presenting the corresponding GAAP measures more prominently.

Qorvo will conduct a conference call at 5:00 p.m. EDT today to discuss today’s press release. The conference call will be broadcast live over the Internet and can be accessed by any interested party at http://www.qorvo.com (under “Investors”). A telephone playback of the conference call will be available approximately two hours after the call’s completion and can be accessed by dialing 719-457-0820 and using the passcode 1008755. The playback will be available through the close of business May 14, 2019.

About Qorvo

Qorvo (NASDAQ:QRVO) makes a better world possible by providing innovative Radio Frequency (RF) solutions at the center of connectivity. We combine product and technology leadership, systems-level expertise and global manufacturing scale to quickly solve our customers’ most complex technical challenges. Qorvo serves diverse high-growth segments of large global markets, including advanced wireless devices, wired and wireless networks and defense radar and communications. We also leverage unique competitive strengths to advance 5G networks, cloud computing, the Internet of Things, and other emerging applications that expand the global framework interconnecting people, places and things. Visit www.qorvo.com to learn how Qorvo connects the world.

Qorvo is a registered trademark of Qorvo, Inc. in the U.S. and in other countries. All other trademarks are the property of their respective owners.

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions, and are not historical facts and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under U.S. federal securities laws. Our business is subject to numerous risks and uncertainties, including those relating to fluctuations in our operating results; our substantial dependence on developing new products and achieving design wins; our dependence on a few large customers for a substantial portion of our revenue; a loss of revenue if contracts with the United States government or defense and aerospace contractors are canceled or delayed or if defense spending is reduced; our dependence on third parties; risks related to sales through distributors; risks associated with the operation of our manufacturing facilities; business disruptions; poor manufacturing yields; increased inventory risks and costs due to timing of customer forecasts; our inability to effectively manage or maintain evolving relationships with platform providers; risks from international sales and operations; economic regulation in China; changes in government trade policies; our ability to implement innovative technologies; underutilization of manufacturing facilities as a result of industry overcapacity; we may not be able to borrow funds under our credit facility or secure future financing; we may not be able to generate sufficient cash to service all of our debt; restrictions imposed by the agreements governing our debt; volatility in the price of our common stock; damage to our reputation or brand; fluctuations in the amount and frequency of our stock repurchases; our acquisitions and other strategic investments could fail to achieve financial or strategic objectives; our ability to attract, retain and motivate key employees; our reliance on our intellectual property portfolio; claims of infringement of third-party intellectual property rights; security breaches and other similar disruptions compromising our information; theft, loss or misuse of personal data by or about our employees, customers or third parties; warranty claims, product recalls and product liability; and risks associated with environmental, health and safety regulations and climate change. These and other risks and uncertainties, which are described in more detail in Qorvo's most recent Annual Report on Form 10-K and in other reports and statements filed with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

# # #

Financial Tables to Follow

QRVO-F

QORVO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	March 30, 2019	March 31, 2018	March 30, 2019	March 31, 2018
Revenue	$680,882	$665,383	$3,090,325	$2,973,536

Costs and expenses:
Cost of goods sold	414,309	412,743	1,895,142	1,826,570
Research and development	112,846	110,795	450,482	445,103
Selling, general and administrative	75,033	122,898	476,074	527,751
Other operating expense	14,647	50,720	52,161	103,830
Total costs and expenses	616,835	697,156	2,873,859	2,903,254

Income (loss) from operations	64,047	(31,773)	216,466	70,282
Interest expense	(10,359)	(16,161)	(43,963)	(59,548)
Other (expense) income, net	(3,492)	4,255	(80,711)	6,411

Income (loss) before income taxes	$50,196	$(43,679)	$91,792	$17,145
Income tax benefit (expense)	11,321	31,178	41,333	(57,433)

Net income (loss)	$61,517	$(12,501)	$133,125	$(40,288)

Net income (loss) per share, diluted	$0.50	$(0.10)	$1.05	$(0.32)

Weighted average outstanding diluted shares	124,057	126,531	127,356	126,946

QORVO, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 30, 2019	December 29, 2018	March 31, 2018

GAAP operating income (loss)	$64,047	$81,157	$(31,773)
Stock-based compensation expense	12,706	18,624	9,859
Amortization of intangible assets	54,997	132,227	133,294
Restructuring costs	8,645	1,510	4,464
Acquisition and integration related costs	2,642	3,700	2,448
Start-up costs	—	6,791	5,103
Asset impairment and accelerated depreciation	19,252	17,994	38,000
Other (including loss (gain) on assets and other non-cash expenses)	5,116	(748)	1,693
Non-GAAP operating income	$167,405	$261,255	$163,088

GAAP net income (loss)	$61,517	$69,517	$(12,501)
Stock-based compensation expense	12,706	18,624	9,859
Amortization of intangible assets	54,997	132,227	133,294
Restructuring costs	8,645	1,510	4,464
Acquisition and integration related costs	2,642	3,700	2,448
Start-up costs	—	6,791	5,103
Asset impairment and accelerated depreciation	19,252	17,994	38,000
Other (including loss (gain) on assets and other non-cash expenses)	5,116	(748)	1,693
Loss on debt extinguishment	6,197	1,852	928
Other expense (income)	169	3,291	(1,241)
Adjustment of income taxes	(20,316)	(20,638)	(43,430)

Non-GAAP net income	$150,925	$234,120	$138,617

GAAP weighted average outstanding diluted shares	124,057	126,842	126,531
Dilutive stock-based awards	—	—	3,475
Non-GAAP weighted average outstanding diluted shares	124,057	126,842	130,006

Non-GAAP net income per share, diluted	$1.22	$1.85	$1.07

QORVO, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages)
(Unaudited)

	Three Months Ended
	March 30, 2019		December 29, 2018		March 31, 2018
GAAP gross profit/margin	$266,573	39.2%	$338,363	40.7%	$252,640	38.0%
Adjustment for intangible amortization	38,695	5.7%	62,711	7.5%	63,245	9.5%
Adjustment for stock-based compensation	3,276	0.4%	6,258	0.7%	2,408	0.4%
Accelerated depreciation	18,266	2.7%	3,080	0.4%	—	—%
Other non-cash expenses	1,387	0.2%	1,390	0.2%	362	—%
Non-cash deferred royalty revenue and equal and offsetting non-cash prepaid royalty amortization ($970)	—	—%	—	—%	—	0.1%
Non-GAAP gross profit/margin	$328,197	48.2%	$411,802	49.5%	$318,655	48.0%

Three Months Ended
Non-GAAP Operating Income	March 30, 2019
(as a percentage of sales)

GAAP operating income	9.4%
Stock-based compensation expense	1.9%
Amortization of intangible assets	8.1%
Restructuring costs	1.3%
Acquisition and integration related costs	0.4%
Asset impairment and accelerated depreciation	2.8%
Other (including loss (gain) on assets and other non-cash expenses)	0.7%
Non-GAAP operating income	24.6%

Three Months Ended
Free Cash Flow (1)	March 30, 2019
(in millions)

Net cash provided by operating activities	$187.3
Purchases of property and equipment	(35.3)
Free cash flow	$152.0

(1) Free Cash Flow is calculated as net cash provided by operating activities minus property and equipment expenditures.

QORVO, INC. AND SUBSIDIARIES
ADDITIONAL SELECTED NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

	Three Months Ended
	March 30, 2019	December 29, 2018	March 31, 2018
GAAP research and development expense	$112,846	$109,985	$110,795
Less:
Stock-based compensation expense	5,430	5,653	5,447
Acquisition and integration related costs	704	2,596	—
Other non-cash expenses	450	453	407
Non-GAAP research and development expense	$106,262	$101,283	$104,941

	Three Months Ended
	March 30, 2019	December 29, 2018	March 31, 2018
GAAP selling, general and administrative expense	$75,033	$125,604	$122,898
Less:
Stock-based compensation expense	3,970	6,594	1,897
Amortization of intangible assets	16,302	69,515	70,049
Other non-cash expenses	231	232	326
Non-GAAP selling, general and administrative expense	$54,530	$49,263	$50,626

QORVO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 30, 2019	March 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$711,035	$926,037
Accounts receivable, net	378,172	345,957
Inventories	511,793	472,292
Other current assets	83,841	99,519
Total current assets	1,684,841	1,843,805

Property and equipment, net	1,366,513	1,374,112
Goodwill	2,173,889	2,173,889
Intangible assets, net	408,210	860,336
Long-term investments	97,786	63,765
Other non-current assets	76,785	65,612
Total assets	$5,808,024	$6,381,519

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$393,823	$380,375
Other current liabilities	41,791	60,904
Total current liabilities	435,614	441,279

Long-term debt	919,270	983,290
Deferred tax liabilities	333	63,084
Other long-term liabilities	93,128	118,302
Total liabilities	1,448,345	1,605,955

Stockholders’ equity	4,359,679	4,775,564

Total liabilities and stockholders’ equity	$5,808,024	$6,381,519

At Qorvo®
Doug DeLieto
VP, Investor Relations
1.336.678.8020